UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-8432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee Institutional Trust Services 700 Lavaca Street Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 479-2562

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Legal Proceeding

                On April 11, 2005, MOSH Holding, L.P. filed an Original Petition in the District Court of Travis County, Texas, 250th Judicial District, against Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA), Inc.; and JPMorgan Chase Bank, N.A., as trustee of the Mesa Offshore Trust (Case No. GN501113).  The Trustee is named as only a nominal defendant in this petition.  In this petition, MOSH Holding asserts claims for damages against Pioneer and Woodside for matters including (1) a wrongful farmout of Brazos A-39 by Pioneer to an alleged affiliate, (2) a wrongful delay by Pioneer in producing Brazos A-39, (3) fraudulent accounting practices by Pioneer, (4) breach of fiduciary duty by Pioneer, (5) aiding and abetting breach of fiduciary duty by Woodside, (6) misapplication of Trust property by Pioneer, (7) conspiracy to misapply fiduciary property by Woodside and Pioneer, (8) common law fraud by Pioneer, (9) gross negligence by Pioneer, and (10) breach of the conveyance agreement by Pioneer.  The plaintiff remedies being sought include (a) reconstruing the Trust Indenture to determine that the Trust is not terminated because there has or should have been production which would have generated revenues to extend the life of the Trust, (b) requiring the Trustee to pursue certain claims, or to allow plaintiff to pursue such claims, (c) setting aside any farmouts by Pioneer in which there have been conveyances to an affiliate of Pioneer in violation of the Conveyance and as a self-dealing transaction, and (d) monetary damages against Pioneer and Woodside.

                Since the filing of the original petition, the Trustee has met with MOSH Holding to ascertain the factual basis for its claims, and with both Pioneer and MOSH Holding in connection with preliminary discovery.  A review of information by the Trustee and MOSH Holding remains in progress.  The Trustee has also engaged an independent reserve engineer to review the Brazos A-39 reserves and the Trust’s interest in these reserves.  The Trustee expects that this reserve report will be made available for use in connection with the sale of the Trust properties as part of the Trust termination, as well as the pending litigation.

                In connection with this litigation, the Trustee has agreed that it will give MOSH Holding at least 60 days notice prior to the sale of any Trust properties in connection with the termination of the Trust.  As of the date of this filing, based on the information currently provided by Pioneer and the preliminary state of the proceeding, the Trustee is unable to draw any conclusions as to the validity of the claims asserted by MOSH Holding.  However, the Trustee will continue the joint venture audit of the Trust properties by an independent auditor that had already begun its inquiry in the ordinary course as part of the termination of the Trust, and the Trustee is currently investigating MOSH Holding’s claims.

Trust Termination — Liquidation Basis Accounting

                In order to properly effectuate the termination of the Trust pursuant to the Trust Indenture, the Trust has delayed its filing of the Form 10-Q for the quarter ended March 31, 2005 to ensure timely and accurate presentation of the financial statements within the bounds of liquidation basis accounting, which the Trust was required to adopt effective January 1, 2005.  The Trustee currently expects to derive its estimate of the fair value of the net overriding royalty interest as of March 31, 2005 from information provided by the working interest owner.  The Trustee is awaiting information from the working interest owner for review by an independent reserve engineer.

Item 9.01  Financial Statements and Exhibits.

                Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

By: JPMorgan Chase Bank, N.A., as Trustee

Date: May 13, 2005	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President and Trust Officer